SECURITIES AND EXCHANGE COMMISSION
                                Washington, D.C.

                                    FORM 8-K


                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

                          Date of Report: June 21, 2007
                        (Date of earliest event reported)

                                VASOMEDICAL, INC.
             (Exact name of registrant as specified in its charter)

           Delaware                  0-18105              11-2871434
           --------                  -------              ----------
       (State or other           (Commission File        (IRS Employer
jurisdiction of incorporation)        Number)          Identification No.)


180 Linden Avenue, Westbury, New York                         11590
------------------------------------------            -----------------------
(Address of principal executive offices)                   (Zip Code)



Registrant's telephone number including area code        (516) 997-4600
                                                      ----------------------

          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

[ ] Pre-commencement communications pursuant to Rule 13e-4c under the Exchange Act (17 CFR 240.13e-4c)
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ITEM 1.01         ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

     On June 21, 2007 we entered into a Securities Purchase Agreement with Kerns Manufacturing Corp. ("Kerns"). Concurrently with our entry into the Securities Purchase Agreement, we also entered into a Distribution Agreement and a Supplier Agreement with Living Data Technology Corporation, an affiliate of Kerns ("Living Data"). A copy of the Securities Purchase Agreement, including as exhibits thereto the Distribution Agreement and Supplier Agreement, is filed as
Exhibit 1.1 to this report and is incorporated in its entirety. The following description of the terms and conditions of each of the Securities Purchase Agreement, the Distribution Agreement and the Supplier Agreement is modified and supplemented by such reference.

     We sold to Kerns pursuant to the Securities Purchase Agreement, 21,428,572 shares of our common stock at $.07 per share for an aggregate of $1,500,000 as well a five-year warrant to purchase 4,285,572 shares of our common stock at an initial exercise price of $.08 per share (the "Warrant"). We also have an option to sell an additional $1 million of our common stock to Kerns. The agreement further provided for the appointment to our Board of Directors of two representatives of Kerns. In furtherance thereof, Mr. Jun Ma and Mr. Simon Srybnik, Chairman of both Kerns and Living Data, have been appointed members of our Board of Directors. Pursuant to the Distribution Agreement, we have become the exclusive distributor in the United States of the AngioNew ECP systems manufactured by Living Data. As additional consideration for such agreement, we agreed to issue an additional 6,990,840 shares of our common stock to Living Data. Pursuant to the Supplier Agreement, Living Data now will be the exclusive supplier to us of the ECP therapy systems that we market under the registered trademark EECP. The Distribution Agreement and the Supplier Agreement each have an initial term extending through May 31, 2012.


     Pursuant to a Registration Rights Agreement, we granted to Kerns and Living Data, subject to certain restrictions, "piggyback registration rights" covering the shares sold to Kerns as well as the shares issuable upon exercise of the Warrant and the shares issued to Living Data.


ITEM 3.02         UNREGISTERED SALES OF EQUITY SECURITIES

         See Item 1.01 above.

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Item 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL  OFFICERS;  ELECTION OF DIRECTORS;
     APPOINTMENT OF PRINCIPAL OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

      (d)(1) Mr. Jun Ma and Mr. Simon Srybnik were elected to serve as directors on June 21, 2007.

          (2) There are no agreements  related to the appointments  except that:
     (a) the appointment of Mr. Ma and Mr. Srybnik satisfied an obligation of Company to appoint two representatives of Kerns to the Board of Directors under the Securities Purchase Agreement, and (b) the Company's Board of Directors has agreed to use their best efforts to have the shareholders of the Company continue to elect two representatives of Kerns to the Board of Directors. See Item 1.01 above.

          (3) No determination of committee obligations for the Directors has been made.

          (4) As affiliates of Living Data and Kerns, Mr. Ma and Mr. Srybnik have each been directly involved in the transactions between Living Data and Kerns, and the Company, which are the Securities Purchase Agreement, the Distribution Agreement and the Supplier Agreement described in Item
     1.01 above.

ITEM 9.01         FINANCIAL STATEMENTS AND EXHIBITS

     (c) Exhibits.

          4.1 Securities Purchase Agreement dated June 21, 2007, including as exhibits thereto the Supplier Agreement dated June 21, 2007 and the Distribution Agreement dated June 21, 2007.

          4.2  Form of Common Stock Purchase Warrant.

          4.3  Registration Rights Agreement dated June 21, 2007


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                                   SIGNATURES



     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        VASOMEDICAL, INC.
Date: June 25, 2007
                                  By: /s/ John C. K. Hui
                                      ---------------------------------------
                                        John C. K. Hui
                                        President and Chief Executive Officer